Hawaiian Electric Exhibit 32.2

Hawaiian Electric Company, Inc.
Certification Pursuant to
18 U.S.C. Section 1350

In connection with the Annual Report of Hawaiian Electric Company, Inc. (Hawaiian Electric) on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the Hawaiian Electric Report), each of Richard M. Rosenblum and Tayne S. Y. Sekimura, Chief Executive Officer and Chief Financial Officer, respectively, of Hawaiian Electric, certify, pursuant to 18 U.S.C. Section 1350, that to the best of his or her knowledge:

(1)	The Hawaiian Electric Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; as amended, and

(2)
The Hawaiian Electric information contained in the Hawaiian Electric Report fairly presents, in all material respects, the financial condition and results of operations of Hawaiian Electric and its subsidiaries as of, and for, the periods presented in this report.

Date:   February 21, 2014

/s/ Richard M. Rosenblum
Richard M. Rosenblum
President and Chief Executive Officer

/s/ Tayne S. Y. Sekimura
Tayne S. Y. Sekimura
Senior Vice President and Chief Financial Officer

A signed original of this written statement has been provided to Hawaiian Electric and will be retained by Hawaiian Electric and furnished to the Securities and Exchange Commission or its staff upon request.